UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 15, 2005 (September 11, 2005)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE

Section 1 – Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement
On September 11, 2005, Capstone Turbine Corporation (the “Company”) gave notice pursuant to the OEM Agreement (the “Agreement”) with UTC Power, LLC (“UTCP”), dated March 23, 2005, of certain breaches of the Agreement by UTCP, including failure to meet sales targets for the year. UTCP will have ninety (90) calendar days following its receipt of the termination notice in which to cure the breaches or the Agreement will terminate. The Agreement permits UTCP to package the Company’s MicroTurbine products with chillers and heat exchange equipment manufactured by UTCP and to sell and service the integrated combined cooling heat and power generation units. The UTCP relationship may be deemed to be material to the Company. Sales to UTCP’s affiliated companies were approximately $2,485,000 and $1,044,000 for the years ended March 31, 2005 and 2004, respectively, and were approximately $1,500,000 and $137,000 for the three months ended June 30, 2005 and 2004, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)
Date: September 15, 2005	By:	/s/ Walter J. McBride
Chief Financial Officer

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